                               ASSET PURCHASE AGREEMENT

DATED:   September 20, 1996

PARTIES: New Palace Casino, L.L.C.
         a Mississippi Limited Liability Company      "Buyer",

         Maritime Group, Ltd.,
         a Mississippi corporation                          "Company"


                                       RECITALS


    A. The Company, a wholly owned subsidiary of Palace Casinos, Inc., a Utah corporation ("Palace"), owns and operates a dockside gaming casino known as the Palace Casino (the "Casino") in Biloxi, Mississippi.

    B. On December 1, 1994, Palace and the Company each filed petitions for reorganization under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq., as amended, (the "Code") with the United States Bankruptcy Court for the District of Utah. Venue of the bankruptcy cases was subsequently transferred to the United States Bankruptcy Court for the Southern District of Mississippi (the "Bankruptcy Court").

    C. The Buyer desires to acquire the Casino and substantially all of the assets of the Company relating to the Casino, and the Company desires to sell the Casino and substantially all of the assets of the Company relating to the Casino to Buyer.

    D. The purchase and sale of the Casino will be accomplished by a sale pursuant to Section 363 of the Code (the "Section 363 Sale") in accordance with the Bidding Procedures described in Section 9.

                                      Section I

                                 INDEX TO DEFINITIONS

    The definitions of the following terms used In this Agreement can be found in the following Sections:

DEFINED TERMS                                                                 SECTION
Annual Earn Out Payments                                                3. 1 (iii)(a)
Approval to Participate Period                                                   13.4
Assumed Obligations                                                               2.2
Bankruptcy Court                                                            Recital B
Bidding Procedures Motion                                                         9.3
Bidding Procedures Order  9.3
Breakup Fee                                                              9.3 (b) (11)
Business                                                                          2.2
Business Records                                                                  7.2
Buyer's Deposit                                                                   9.2
Cash                                                                              3.1
Casino                                                                      Recital A
Closing Date                                                                     13.1
Code                                                                        Recital B
Contracts                                                                         2.2
CRC                                                                           3.1(11)
Debenture                                                                     3.1(11)
Deposit                                                                        9.3(b)
Earn Out Payment                                                             3.1(111)
Escrow Agent                                                                      3.3
Escrow Agreement                                                                  2.2
Excluded Assets                                                                   2.3
Final Order                                                                      10.2
Financed Property                                                                 2.2
Gross Gaming Revenues                                                        3.1(111)
HSR Act                                                                           8.3
IGT Order                                                                        10.6
IGT Motion                                                                       10.6
Leases                                                                            5.5
Liquidated Damages                                                               12.4
Outstanding Chips and Tokens                                                   2.3(e)
Palace                                                                      Recital A
Permitted Encumbrances                                                            5.2
Purchase Price                                                                    3.1
Sale Assets                                                                 2.1 & 5.3
Sale Motion                                                                       9.1
Section 363 Sale                                                            Recital D


                                       2



Slot Club                                                                     2.1 (c)
Software Licenses                                                             2.1 (d)

                                      Section 2

                             PURCHASE AND SALE OF ASSETS

    2.1 PURCHASE AND Sale. Subject to all the terms and conditions of this Agreement and for the consideration herein stated, on the Closing Date, the Company agrees to sell, convey, assign, transfer and deliver to Buyer, and Buyer agrees to purchase and accept from the Company, the Casino and all its related assets, properties and rights (other than the Excluded Assets specified in Section 2.3), tangible and intangible, relating thereto (the "Sale Assets") free and clear of all liens, claims and encumbrances, except Permitted Encumbrances, which Sale Assets include but are not limited to, the following:

    (a) the Casino, the barges and all items of tangible personal property of the Company comprising or relating to the Casino, such as furniture,, fixtures, equipment, materials, inventory and spare and replacement items therefor, including without limitation all such items listed on SCHEDULE 2.1
(a), and all such items acquired by the Company after the date September 22, 1995, and on or before the Closing Date, other than to the extent such items
(x) are disposed of by Company prior to the Closing Date without breach of this Agreement or (y) are Excluded Assets;

    (b)  the real property described on SCHEDULE 2.1 (b);

    (c) all software licenses ("Software Licenses") granted to the Company with respect to the computer programs used in the operation of the Casino as a gaming establishment (the "Business") which Buyer elects to assume pursuant to Section 2.2;

    (d) to the extent transferable, all approvals, authorizations, consents, licenses, permits and other registrations of any federal, state or local court or other governmental department, commission, board, bureau, agency or instrumentality held by the Company and related to the Business, which are listed on SCHEDULE 2.1 (d), other than to the extent such items (x) have terminated, expired or been disposed of by the Company prior to the Closing Date without breach of this Agreement or (y) are related to the Excluded Assets;

    (e) all operating data and records relating to the Business other than to the extent such items relate to the Excluded Assets;

    (f) all assignable rights, if any, to all telephone lines and numbers used in the Business, including without limitation those lines and numbers listed on SCHEDULE 2.1 (f), other than those lines and numbers that relate solely to the Excluded Assets;

    (g) the Leases which Buyer, in its sole discretion, elects to assume pursuant to Section 2.2;

    (h) the Contracts which Buyer, in its sole discretion, elects to assume pursuant to Section 2.2;

    (i) The Financed Property and related financing agreements which Buyer, in its sole discretion, elects to purchase and assume pursuant to Section 2.2.

    (j) The tradenames Palace and Palace Casino and related logos, trademarks and servicemarks, if any and. without warranty, to the extent of Company's ownership of said tradenames and related logos, trademarks and servicemarks.

    2.2 ASSUMPTION OF LEASES AND CONTRACTS. At least two days prior to the hearing on the Sale Motion (as defined in Section 9.1 below), Buyer will provide a list of obligations it will assume of the Company, and at least twenty days prior to closing, Buyer will provide a list of any additional obligations it-will assume of the Company (together, the "Assumed Obligations") in respect of (a) the personal property leases relating to the equipment located at the Casino and any or all land and ground leases listed on Schedule 2.2(a) (the "Leases"); (b) the contracts, agreements, including Software Licenses and insurance policies listed on Schedule 2.2(b) (the "Contracts"); and (c) the items of personal property listed on Schedule 2.2(c) (the "Financed Property"). The Company will secure, prior to the Closing Date, Bankruptcy Court approval of Company's assumption of the Leases and Contracts listed by Buyer and the assignment of those Leases and Contracts to Buyer. If Buyer provides a list of additional Leases and Contracts after the hearing on the Sale Motion but prior to a date at least twenty (20) days prior to Closing, the Company will secure Bankruptcy Court approval of Company's designated Leases and Contracts and assignment thereof to Buyer. The Company will cooperate with Buyer in seeking necessary approval for transfer of Financed Property to Buyer. The Company will cure defaults on the Leases and Contracts except those listed In Section 5.5 below, provided, however,, that if a non-current payment default is in excess of $50,000, the Company need not cure such a default in excess of said amount and, in such instance, Buyer can (i) withdraw its request that that Lease or Contract be assumed by the Company and assigned to Buyer, (ii) cure the default, in excess of $50,000, or (iii) terminate this Agreement. With respect to any Financed Property assumed by Buyer, Buyer will use its best efforts to secure for the Company a release of all of the Company's obligations and liabilities relating to such Financed Property. Buyer will not assume any of the Company's Accounts Payable Claims unless specifically addressed in the Assumed Obligations.

    2.3 EXCLUDED ASSETS. The Sale Assets shall not include the following (the "Excluded Assets"):

         (a) all cash (including cage cash), operating accounts and long-term investments of the Company;

         (b) the corporate seal, minute books, charter documents., corporate stock record books and stock certificates of the Company;

         (c) all claims, demands, causes of action and other rights which the Company has or may have against third parties;

         (d) the Leases, Contracts and Financed Property that Buyer does not assume pursuant to Section 2.2;

         (e) all of the Company's obligations with respect to outstanding Slot Club points and except as provided in Section 2.4(a), the Slot Club.

         (f) such of the Company's rights under any insurance policies which are not assigned to Buyer pursuant to Section 2.2, hereof; and

         (g)  the Company's rights under this Agreement.

         (h)  Insurance policies listed on Schedule 2.3(h).

    2.4 ASSUMED LIABILITIES. Buyer shall assume ONLY those liabilities listed below (the "Assumed Liabilities"):

         (a) Such of the Company's obligations with respect to the Crown Jewel Slot Club (the "Slot Club") as are accepted by Buyer at the closing, in its sole discretion after Buyer's review and audit of the Company's Slot Club obligations.

         (b) Subject to the adjustment provided in Section 3.3(b), the Company's obligations with respect to outstanding chips and tokens (the "Outstanding Chips and Tokens").

         (c) Those liabilities as specifically agreed to in terms and conditions with regard to those Leases, Contracts and Financed Property assumed by Buyer pursuant to Section 2. 1 (g), 2.1(h), 2.1(i) and 2.2 hereof.

    Buyer agrees to assume and become responsible for all of the Assumed Liabilities as specifically detailed and agreed to at Closing. Except for Permitted Encumbrances, the Buyer will not assume or have any responsibility, however, with respect to any other obligation, liability or claim against the Company or Sale Assets. The Purchase Price was determined and agreed to by Company and Buyer on the basis of Buyer assuming only the Assumed Liabilities and having no responsibility for any other obligation, liability or claim against the Company. Company- acknowledges that the Purchase Price would be substantially reduced in the absence of a Final Order which does not authorize and direct the sale of the Sale Assets to Buyer free and clear of all liens, claims and encumbrances (except Permitted Encumbrances).

    Company agrees that subsequent to the execution of this Agreement by Buyer and Company that it will not, without Buyer's prior written approval,. renegotiate or modify, or attempt to renegotiate any Lease, Contract or agreement affecting or governing the Financed Property.


                                      Section 3

                                    PURCHASE PRICE

    3.1 PURCHASE PRICE. The total consideration (the "Purchase Price") for the Sale Assets shall be Fourteen Million Two Hundred Fifty Thousand Dollars ($14,250,000), (which sum is an addition to the Assumed Liabilities) payable:

    (i) Eleven Million Five Hundred Thousand Dollars ($11,500,000) cash (the "Cash") at the Closing;

    (ii) One Million Five Hundred Thousand Dollars ($1,500,000) in the form of a convertible debenture of Casino Resource Corporation, a Minnesota Corporation ("CRC") (the "Debenture"). The Debenture shall bear interest at the rate of six percent (6%) per annum, with principal and interest being due and payable upon the earlier to occur of (x) twenty-four months after the Closing Date, or (y) Buyer's sale of the Casino prior to the expiration of twenty-four months after the Closing Date, and payable by CRC, in the sole discretion of CRC, in cash or in the fully registered and freely tradable common stock of CRC pursuant to the further provisions of this Section 3.1
(II). For the purposes of this Section 3.1 (11) Payment Date means the date the Debenture becomes due and payable hereunder. If converted to CRC common stock, CRC must use its best efforts to insure that the stock is fully registered and tradeable at the Payment Date; however, if the common stock is not fully registered and tradeable at the payment date through no fault of CRC, there will be a thirty (30) day grace period after the Payment Date for the stock to become fully registered and tradeable (the "Grace Period"). If the common stock is not fully registered and tradeable after the expiration of the Grace Period, the Debenture must be immediately paid in cash by CRC. The number of shares into which the Debenture may be converted at the option of CRC shall be determined by dividing the total amount of unpaid principal and accrued interest of the Debenture by the average of the per share bid and asked prices of CRC stock for the ten (10) day period ending on and including the due date of the Debenture on the exchange where CRC shares are then listed; and

    (iii) One Million Two Hundred Fifty Thousand Dollars ($1,250,000) subject to and payable pursuant to the further provisions of this Section 3.1
(iii) (the "Earn Out Payment").

    The Earn Out Payment (which shall not exceed $1,250,000.00 in total Annual Earn Out Payments) shall be calculated and paid as follows:

    (a)(i) For each of the first through sixth twelve month periods following the Closing Date, Buyer shall make annual payments ("Annual Earn Out Payments") to Company of a sum equal to (x) Three Percent (3%) of the excess, IF ANY, by which an amount equal to the total of Gross Gaming Revenues from Buyer's operation of the Casino from the Closing Date to the then applicable Payment Date exceeds the total of $2,666,667 multiplied by the number of months from the Closing Date to the then applicable Payment Date reduced by
(y) the total of Annual Earn Out Payments previously made to Company by Buyer hereunder.

         (ii) For each of the seventh through twelfth twelve month periods following the Closing Date, Buyer shall make Annual Earn Out Payments to Company of a sum equal to (x) Two Percent (2%) of the excess, IF ANY, by which an amount equal to the total of Gross Gaming Revenues from Buyer's Operation of the Casino from the Closing Date to the then applicable payment date exceeds the total of $2,666,667 multiplied by the number of months from the Closing Date to the then applicable Payment Date reduced by (y) the total of Annual Earn Out Payments previously made to Company by Buyer under this Section 3. 1 (iii) (a)(i) and (ii), hereof.

    (b) Upon the earlier to occur of (x) the twelfth anniversary of the Closing Date; or (y) the payment to Company of $1,250,000 in cumulative Annual Earn Out Payments, Buyer's obligation to make Annual Earn Out Payments to Company cease and Buyer shall have no further obligation to Company hereunder.

    (c) Company shall have no obligation to repay to Buyer any portion of the Earn Out Payment previously paid to it by Buyer.

    (d) For the purposes of this Section 3.1 (iii), Gross Gaming Revenues from Buyer's operation of the Casino shall be calculated the same as calculated for the purpose of the payment of license fees under the Mississippi Gaming Control Act, as now or hereafter amended., and the regulations now or hereafter promulgated under such Act.

    (e) Each Annual Earn Out Payment required to be made to Company hereunder shall be made no later than forty-five (45) days after the applicable Payment Date and shall be accompanied by (x) Buyer's calculation of the Annual Earn Out Payment required to be made to Company in connection with the then applicable Payment Date; (y) Buyer's calculation of Gross Gaming Revenues from the Closing Date to the then applicable Payment Date; and (z) financial reports and returns filed by Buyer with the Mississippi Gaming Commission for the applicable Annual Earn Out Payment period.

    (F) In the event Buyer sells the Casino prior to the twelfth anniversary of the Closing Date, or in the event of a Change of Ownership of Buyer, and at the time of said Change of Ownership or sale (1) the Company has earned at least one Annual Earn Out Payment, or (11) the total of Gross Gaming Revenues from Buyer's operation of the Casino from the Closing Date to the date of the sale of the Casino or Change of Ownership of Buyer exceeds the total of $2,666,667 multiplied by the number of months from the Closing Date to the date of the sale of the Casino or Change of Ownership of Buyer, Buyer shall pay to the Company the then remaining unpaid portion of the Earn Out Payment equal to $11,250,000 reduced by the total of Annual Earn Out Payments previously made to Company by Buyer under this Section 3.1 (iii). If at the time of any sale of the Casino or Change of Ownership of Buyer, (x) Company has earned no Annual Earn Out Payment, or (y) the total of Gross Gaming Revenues from Buyer's Operation of the Casino from the Closing Date to the date of the sale of the Casino or Change of Ownership of Buyer. does not exceed the total of $2.,666.,667 multiplied by the number of months from the Closing Date to the date of sale of the Casino or Change of Ownership of Buyer, Buyer shall have no obligation to pay the Earn Out Payment to Company; in either case, Buyer shall have no further obligations to Company under this
Section 3.1(iii). For the purposes of this Agreement, Change of Ownership of Buyer means the sale or transfer, in one or more transactions, of more than fifty percent (50%) of the membership Interest in Buyer to persons or entities who, on the date hereof are not related or affiliated with Buyer's present members. In the event of the sale or transfer, in one or more transactions, of more than fifty percent (50%) of the membership interest in Buyer to persons or entities who are related or affiliated with Buyer's present members, Buyer shall remain obligated to Company for the Earn Out Payment under the provisions of this Section 3.1(iii).

    3.2 PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid by the delivery at closing by Buyer of (a) the cash specified in Section 3.1 (1) (reduced by any sum deposited by Buyer with Escrow Agent and payable to Company in accordance with the terms of the Escrow Agreement) by wire transfer of immediately available funds and (b) delivery of CRC's convertible debenture as specified in Section 3.1 (11). Company shall instruct Buyer in writing regarding the wire transfer at least two business days before the Closing Date.

    3.3  REDUCTION OF PURCHASE PRICE.

    (a)(i) In the event any of the representations and warranties of the Company specified in Section 5.3(b) are not true as of the Closing and such condition is not waived by Buyer, and except for the items listed on Schedule 3.3(a), and as otherwise provided in 3.3(a)(Iv) and (v), the Purchase Price shall be reduced to the extent the cost to repair or replace any defective, damaged, malfunctioning or missing items included in the Sale Assets exceeds, in the aggregate, $50,000. Provided however that in no event shall the reduction in purchase price hereunder exceed $250,000, unless otherwise agreed to in writing by Company and Buyer.

    (ii) No later than sixty (60) days after the execution of this Agreement by Company and Buyer, Buyer shall complete its due diligence inspection and review of the Sale Assets. Upon completion of its due diligence review, Buyer shall provide Company with its list of defective, damaged malfunctioning or missing items for the purposes of this Section 3.3 ("List"). If within three (3) business days after Buyer provides the List to Company, Company and Buyer do not agree to the items included on the List and the cost to repair or replace said items, Company shall immediately provide said list to Moran & Seymour, Engineers, who shall determine the cost necessary to repair or, if necessary, replace said items to the extent necessary to make Company's representations and warranties in Section 5.3(b) true and correct as of the Closing.

    (iii) For the purposes of this Section 3.3, the cost to repair or replace any such items shall be determined by Moran & Seymour, Engineers, who may secure and rely on, in its sole discretion, such bids, estimates or quotes as it deems necessary. The determination of Moran & Seymour as to the cost to repair or replace any such items, shall be final and binding on the Buyer and Company. Moran & Seymour, Engineers, shall furnish its detailed written report to Company and Buyer of the cost to repair or replace the items fifteen (15) days after its receipt of the list referenced in Section 3.3(a)(ii).

    (iv) In the event the cost to repair or replace said items as determined by Moran & Seymour, Engineers, exceeds .$300,000 and Company and Buyer have not otherwise agreed to a reduction of purchase price in excess of $250,000, Buyer may at its option (x) close with the purchase price being reduced by $250,000, as provided by Section 3.3(a), or (y) terminate this Agreement.

    (v) In lieu of the reduction in purchase price provided by Section 3.3(a)(1), Company may, at its option and cost, and prior to the Closing, repair or replace any such defective, damaged, malfunctioning or missing item of the Sale Assets. The Company's repair or replacement of any such item shall be subject to Buyer's approval, which shall not be unreasonably withheld.

    (vi) Company and Buyer agree that the Purchase Price shall not be reduced because of the items listed on Schedule 3.3(a).

    (b) The Purchase Price shall also be reduced by the sum of (1) one-half (1/2) of the Outstanding Chips and Tokens assumed by Buyer (pursuant to 2.4(b)) to the extent the total of Outstanding Chips and Tokens does not exceed $ 72,066.00; (ii) by the amount of Outstanding Chips and Tokens in excess of $72,066.00 assumed by Buyer (pursuant to Section 2.4(a)); and (iii) by the amount of any lien or claim which results in a lien against the Sale Assets after closing and which is not a Permitted Encumbrance and results from a liability accruing prior to the Closing Date.

    3.4 ASSUMED LIABILITIES. Company and Buyer acknowledge that no part of the Purchase Price is allocable to the Leases, Contracts and Financed Property assumed by Buyer pursuant to Section 2.2 or to Assumed Liabilities assumed by Buyer pursuant to Section 2.4.

    3.5 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Sale Assets as provided on Schedule 3.5.

                                      Section 4

                       REPRESENTATIONS AND WARRANTIES OF BUYER

    Buyer represents and warrants to the Company as follows:

    4.1 AUTHORIZATION AND ENFORCEABILITY. Buyer is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Mississippi, and has full power and authority to own, lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. Buyer has taken all action necessary to authorize its execution, delivery and performance of this Agreement. Buyer has duly executed and delivered this Agreement, and this Agreement is, and, upon execution and delivery thereof, will be, the valid and binding obligation of Buyer enforceable in accordance with its terms, except as enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to creditors, rights generally or by the availability of equitable remedies.

    4.2 COMPLIANCE. The execution, delivery and performance of this Agreement by Buyer, the compliance by Buyer with the provisions of this Agreement, and the consummation of the transactions described herein will not conflict with or result in the breach of any of the terms or provisions of or constitute a default under:- (a) the. certificate of formation .or operating agreement of Buyer; (b) any note, indenture, mortgage,, deed of trust, loan agreement, lease or other agreement or instrument to which Buyer is a party or by which Buyer is bound; or (c) any statute or any order, rule or regulation or any decision of any court or regulatory authority or government body applicable to Buyer.

    4.3 LEGAL PROCEEDINGS. There are no claims, actions, suits, inquiries, investigations or proceedings pending against Buyer relating to the transactions contemplated hereby before any federal, state or local court or other governmental or regulatory body, United States or foreign.

    4.4 BROKERS. Buyer has no obligation to pay any fees or commissions to any broker, finder, agent or other intermediary in connection with the negotiation or consummation of the transactions contemplated hereby. Neither the Company nor Palace shall be responsible for any such obligations of Buyer.

    4.5 CONSENTS. No consent, approval, authorization, order, designation or declaration of any court or regulatory authority or governmental body, federal or other or third person is required to be obtained by Buyer nor is any filing or registration required to be made therewith by Buyer for the consummation of the transactions described in this Agreement and all other agreements and instruments reasonably necessary to complete the transactions contemplated by this Agreement.

                                      Section 5

                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to Buyer as of the date hereof and as of the Closing Date as follows:

    5.1 AUTHORIZATION. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Mississippi and has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted. The Company has taken all corporate action necessary to authorize its execution,, delivery and performance of this Agreement. The Company is a debtor in possession under Chapter 11 of the Code and, subject to the provisions of the Code, has full corporate power and authority to enter into this Agreement and to carry out the terms hereof. The Company has duly executed and delivered this Agreement, and by virtue of the Final Order this Agreement will be its valid and binding obligation enforceable in accordance with its terms.

    5.2 NO ENCUMBRANCES. As of the Closing and by virtue of the conveyance of the Sale Assets to the Buyer pursuant to the Final Order, there will be no mortgages, pledges, encumbrances or liens (including for real and personal property taxes) against any of the Sale Assets, except for items listed on
Schedule 5.2 (the "Permitted Encumbrances")..

    5.3  SALE ASSETS.

    (a) Except for Permitted Encumbrances, the Company will on the Closing Date have, good and marketable title to all of the Sale Assets free and clear of all mortgages, pledges, liens, conditional sales agreements, leases or other encumbrances of any kind or nature, except for Permitted Encumbrances or liens from which the Sale Assets will be sold free and clear pursuant to the Final Order.

    (b) Except for the items listed on Schedule 3.3 (a) and the damaged, malfunctioning or missing items of personal property for which the purchase price may be reduced pursuant to Section 3.3 (a), all of the personal property included in the Sale Assets, whether owned or leased by Company, is, and will be on the Closing Date, in good operating condition and repair, reasonable wear and tear excepted, free from all defect or damage, functioning in the manner and for the purpose intended and located at or on the Casino, including any and all mechanical and electrical equipment or systems.

    (c) The Sale Assets including, but not limited to the Leases, Contracts and Financed Property, which Buyer elects to assume pursuant to Section 2.2, are assignable and transferable to Buyer without the consent of any other person or entity (or, if consent Is required such consent shall be given prior to entry of the Final Order), except for those items identified on
Schedule 5.3 which Buyer may not assume without the consent of the secured party.

    5.4 BROKERS. The Company has no obligation to pay any fees or commissions to any broker, finder, agent or other intermediary in connection with the negotiation or consummation of the transactions contemplated hereby.
 Company will hold Buyer harmless from any fees, liabilities, cost or expenses in connection therewith.

    5.5 REAL PROPERTY AND TIDELANDS LEASES. The Company warrants that it is not in arrears or will become current at closing if in arrears on any real property leases or on the tidelands lease with the State of Mississippi with following exceptions:

    (a) Tidelands Lease - It is understood by Buyer that Company has been making monthly payments on lease instead of a yearly payment as designated therein.

    (b) Gollott's Lease - It is understood by Buyer that the six month payments on Lease for future rent is in arrears in an amount of approximately $42,000.00.

    5.6  EMPLOYMENT CONTRACTS AND BENEFIT Plans.  Except as set forth on
Schedule 5.6., the Company is not a party to any employment contract and has not adopted any employee benefit, retirement, pension, medical insurance, life insurance or other plan. Buyer shall not assume nor shall it be responsible for any liability of Company with respect to any employment contract, employee benefit, retirement, pension, medical insurance, life insurance or other plan.

    5.7 FOOD AND BEVERAGE LICENSES. Company's food and beverage licenses and permits are current, in good standing and Company is in compliance with all requirements of said licenses and permits.

    5.8 OUTSTANDING CHIPS AND TOKENS. As of September 5, 1996, the Company's obligations with respect to Outstanding Chips and Tokens did not exceed $72,066.00.

                                      Section 6

                               COVENANTS OF THE COMPANY

    6.1 BANKRUPTCY COURT ORDER. The Company shall, within five (5) business days, after the execution of this Agreement by Buyer and the Company, seek
(i) an order by the Bankruptcy Court authorizing a Section 363 Sale of the Sale Assets to Buyer free and clear of all liens, claims and encumbrances (except Permitted Encumbrances) in accordance with the terms and provisions hereof ("Final Order"); and (ii) an order approving the Bidding Procedures described in Section 9.3 of this Agreement ("Bidding Procedures Order").

    6.2 ACCESS TO SALE ASSETS, PROPERTIES AND DOCUMENTS . Prior to the Closing Date, the Company shall, at Buyer's request, afford or cause to be afforded to Buyer and its authorized representatives reasonable access during normal business hours to the Casino for the purpose of inspecting the Sale Assets and all of Company's properties, documents, contracts, books and records pertaining to Company as Buyer may request.

    6.3  PRESERVATION OF SALE ASSETS.

    (a) Except as otherwise required by law or expressly permitted or contemplated by this. Agreement, without the prior written consent of Buyer (which may not be unreasonably withheld), the Company SHALL NOT prior to Closing:.

    (i) mortgage, pledge, otherwise encumber or subject to lien any of the Sale Assets or commit itself to do any of the foregoing, except for Permitted Encumbrances;

    (ii) Dispose of, or agree to dispose of any of the Sale Assets or lease or license to others (including officers and directors), or agree so to lease or license, any of the Sale Assets outside the ordinary course of business; or

    (iii) cancel, fall to maintain in force or change any policy of insurance (including self-insurance) relating to the Sale Assets or any policy or bond providing substantially the same coverage, unless such cancellation or change is effective only on or, after the Closing.

    (b) Except as otherwise required by law, permitted by this Agreement or an, order of the Bankruptcy Court, or where Buyer consents in writing to noncompliance with this subsection (b), the Company SHALL after the date of this Agreement and until the Closing use reasonable efforts to maintain all of the tangible Sale Assets in good operating condition, reasonable wear and tear excepted, consistent with past practices, and take all steps reasonably necessary to maintain the intangible Sale Assets.

                                      Section 7

                                   JOINT COVENANTS

    Buyer and the Company covenant and agree that they will act in accordance with the following:

    7.1 FURTHER ASSURANCES. After the Closing, each of the parties will take such actions and execute and deliver to the other party such further documents, instruments of assignment, conveyance and transfer as, in the reasonable opinion of counsel to the requesting party, may be necessary (a) to ensure, complete and evidence the full and effective transfer of the Sale Assets to and assumption of the Assumed Obligations by Buyer pursuant to this Agreement and (b) to fully and completely consummate the transactions and agreements contemplated by this Agreement.

    7.2 ACCESS TO BOOKS AND Records. After the closing, Buyer shall make available to the Company, Palace and Roy Anderson Corp and their respective attorneys, accountants and agents., during regular business hours, all business records, books of account, flies, invoices, and other materials relating to the Business prior to the Closing ("Business Records") that any such person reasonably requires in connection with any litigation, tax, insurance, employee, accounts, claims and other business matters relating to the Business prior to Closing or for the purpose of winding up the business and affairs of the Company. Buyer and Company agree that Company and Roy Anderson Corp may make and keep copies of any or all of such Business Records. Buyer agrees to maintain, or release to the Company or Palace, or to their respective successors or assigns, all Business Records until all proceedings in the Bankruptcy Court with respect to the Company and Palace are final. Buyer agrees that it shall make available to the Company those former employees of the Company employed by Buyer after the Closing to assist in the winding up of the business and affairs each of the Company and Palace and resolving any disputed matters relating to periods prior to the Closing, so long as the requests made of such persons do not unreasonably interfere with the performance of the duties of such persons as employees of Buyer.
The Company, Palace and Roy Anderson Corp shall bear all out-of-pocket costs and expenses associated with their requests under the terms of this Section 7.2.

                                      Section 8

               ADDITIONAL AGREEMENTS BETWEEN BUYER AND THE COMPANY

    8.1 EMPLOYMENT MATTERS. Company shall prepare and furnish to its employees any and all notices of the sale of the Sale Assets required by applicable federal or state law, including but not limited to the Workers Adjustment and Retraining Notification Act. Company acknowledges that Buyer is under no obligation to hire as an employee or to offer to hire AS an employee any of Company's employees after the Closing. Buyer may, in its sole discretion, after the date hereof, enter into discussions with any employee of the Company regarding potential employment arrangements between Buyer and such employee after the Closing Date.

    8.2 TAXES, TRANSFER OR SALES TAXES. Company shall pay, or cause to be paid, all transfer, sales or similar taxes relating to or arising out of the sale and transfer of the Sale Assets to Buyer. All property taxes shall be prorated at the time of closing. No tax liability of Company will be assumed or charged to Buyer.

    8.3  REAL AND PERSONAL PROPERTY TAXES.

    (a) All 1996 real and personal property taxes shall be prorated as of the Closing Date. The Final Order shall provide that (x) the Sale Assets are purchased by Buyer free and clear of any lien or claim for Pre-Closing Date prorated real and personal property taxes ("Pre-Closing Date Prorated Taxes"), and (y) that the lien for the Pre-Closing Date prorated taxes shall attach to the Purchase Price paid by Buyer for the Sale Assets. Company and Buyer agree that Buyer shall receive the benefit of any refund OR REDUCTION of 1 996 real and personal property taxes attributable to the period subsequent to the Closing Date resulting from any reduction in 1996 real and personal property taxes because of Company's protest or objection to the appropriate taxing authorities., or otherwise, and that Company shall receive the benefit of any refund or reduction of Pre-Closing Date Prorated Taxes.

    (b) Prior to the Closing, Company, to the extent required by the laws of the State of Mississippi, shall timely file a protest and objection to the assessed valuation of the Sale Assets as shown by the 1996 and 1997 real and personal property tax rolls published by Harrison County, Mississippi or other taxing authorities and/or shall file a motion with the Bankruptcy Court pursuant to the Code to reduce the 1996 and 1997 real and personal property taxes. Buyer shall provide reasonable assistance to the Company, prior to the Closing, in the filing and prosecution of such protest and objection. At Closing, Company shall execute such documents or assignments as may be necessary or reasonably requested by Buyer so that Buyer, in its name, may continue the prosecution of such protest and objection after the Closing. After the Closing and as Buyer may request, Company shall provide reasonable assistance to Buyer in the filing and prosecution of such protest and objection.

    8.4 HART-SCOTT-RODINO. Buyer shall prepare and file with the Antitrust Division of the Federal Trade Commission all reports, if any, required to be flied in connection with the transactions contemplated hereby pursuant to the Hart-Scott-Rodino Antitrust Act of 1978 ("HSR Act"). Company shall cooperate with Buyer in the preparation of any report or filing required by the HSR Act and to the extent required by the HSR Act shall execute any such report or filing.

    8.5  MISSISSIPPI GAMING CONTROL ACT.  Buyer agrees that within fifteen
(15) days after the execution of this Agreement by Buyer and the Company, Buyer will make application with the Mississippi Gaming Commission for all necessary approvals and licenses for Buyer's ownership and operation of the Casino required to consummate the transactions contemplated by this Agreement. Buyer shall, unless otherwise provided by the terms and provisions of this Agreement, be obligated to close purchase of the Sale Assets no later than sixty (60) days after entry of the Final Order. The time periods set forth in this section may be extended by mutual agreement of Buyer and Company.

    8.6 CONFIDENTIALITY. Until the Closing of the Section 363 Sale, Buyer and Company shall keep confidential all information obtained from the other pursuant to this Agreement except that the provision of this Section 8.5 shall not apply in respect of any information which (v) was already known to either of the parties at the time of receipt thereof from the other or (w) was readily available to the general public at the time of receipt thereof from the other or (x) subsequently becomes known to the general public through no fault or omission on the part of such party or (y) is subsequently disclosed by a third party, or (z) is required to be disclosed by law or a governmental agency. Company and Buyer shall require their respective officers, directors, employees, agents and representatives having access to confidential information to execute confidentiality agreements in the form mutually agreed to by the parties.

                                      Section 9

                               BIDDING/SALE PROCEDURES

    9.1 SALE PROCEDURES. No later than five (5) business days after the execution of this Asset Purchase Agreement by Company, Company shall file a motion with the Bankruptcy Court to approve the sale under this Agreement in accordance with its terms and provisions, including the Bidding/Sales Procedures described in this Section 9, and shall further provide all notices to parties in interest required by the Bankruptcy Code and Bankruptcy Rules (the "Sale Motion"). Company shall also request the Bankruptcy Court to reduce the notice period to parties in interest to fifteen (15) days.

    9.2 BUYER'S DEPOSIT. Upon execution of this Agreement by Buyer and Company and the Escrow Agreement by Buyer, Company and Escrow Agent, Buyer shall deposit the sum of $2,000,000.00 with the Escrow Agent ("Buyer's Deposit"), which sum shall be held by the Escrow Agent pursuant to the terms of the Escrow Agreement.

    9.3 BIDDING PROCEDURES. No later than five (5) business days after the execution of this Asset Purchase Agreement by Buyer and Company, Company shall file a motion with the Bankruptcy Court to establish the bidding procedures set forth in this Section 9.3 and shall further provide all notices to parties in interest required by the Bankruptcy Code and Bankruptcy Rules of Court ("Bidding Procedures Motion"). Company shall also request the Bankruptcy Court to reduce the notice period to parties in interest to fifteen (15) days. The order of the Bankruptcy Court approving the Bidding Procedures Motion shall provide ("Bidding Procedures Order"):

    (a) Any competing bid must be for the Sale Assets only and must be flied with the Company, with a copy to Buyer, no later than seven (7) business days after entry of the Bidding Procedures Order.

    (b) (i) Any competing bid ("Competing Bid") must be in the minimum amount of $14,000,000 and must be accompanied by a cashier's check in no less than $2,000,000.00 payable to the Escrow Agent (the "Deposit"), which sum shall be held by the Escrow Agent pursuant to the terms of the Escrow Agreement. Any party submitting a Competing Bid shall execute the Escrow Agreement and be bound by its terms. Any Competing Bid shall include a cash payment in the minimum amount of $14,000,000. The Competing Bid shall be in writing, and shall be delivered to counsel for the Company with copies to counsel for the Buyer, along with the Deposit to the Escrow Agent.

          (ii) Buyer may, by giving written notice to the Company, match the Highest Competing Bid ("Highest Competing Bid"). For the purposes of computing any match by Buyer of the Highest Competing Bid, the Purchase Price under Section 3.1 shall be considered as having a cash value of $ 1 3,000,000 (the sum of the Cash and the Debenture., which sum shall be included in any match of the Highest Competing Bid by Buyer. The Earn Out Payment under
Section 3.1 (ill) above shall not be included in any match of the Highest Competing Bid by Buyer. If the Buyer matches the Highest Competing Bid, the bidding procedure or process shall be terminated and no additional bids or offers from any entity, including the entity submitting the Highest Competing Bid, shall be accepted or considered by the Bankruptcy Court, the Company or any other party in interest. In such event,.the Purchase Price set forth in
Section 3.1 shall be amended to an amount equal to the Highest Competing Bid matched by Buyer and the respective rights, obligations and duties of Company and Buyer for Buyer's purchase of the Sale Assets shall be as otherwise set forth in this Agreement subject to the amendment of the Purchase Price as above provided. If the Buyer does not match the Highest Competing Bid (which must include a minimum cash payment of $14,000.,000),, then upon a final order by the Bankruptcy Court approving the sale of the Sale Assets to the Highest Competing Bidder (x) $500,000 of the Deposit made by the Highest Competing Bidder shall become non-refundable and shall be applied by the Escrow Agent to the payment to Buyer of the sum of $500,000 as a Breakup Fee, and (y) Company shall pay to Buyer the Breakup Fee of $500,000, which sum shall be paid by the Escrow Agent from the Deposit of the Highest Competing Bidder as provided by this Section 9.3(b)(ii)(x).

    (c) Buyer's Deposit shall be returned to Buyer (i) no later than one business day after a final order by the Bankruptcy Court denying the Sale Motion in favor of Buyer or which approves the sale of the Sale Assets to a competing bidder or (ii) unless waived by Buyer,. by November 4, 1996, if the Bankruptcy Court has not entered its Final Order approving the Sale Motion in favor of Buyer.

    (d) Any sale of Sale Assets to a competing bidder shall include a minimum cash payment of $14,000,000.

    (e) In the event the Buyer does not match the Highest Competing Bid and the sale of the Sale Assets to the party submitting the Highest Competing Bid does not close, this Agreement shall be reinstated, at Buyer's option, upon written notice to the Company. In such event, no competing bids shall be accepted by Company and the sale of the Sale Assets to Buyer shall be upon the terms and conditions hereof with the closing to occur no later than sixty
(60) days after Company's receipt of Buyer's notice hereunder. In such event, Buyer shall pay the Buyer's Deposit to Escrow Agent to be held and distributed according to the terms hereof and the Escrow Agreement. In the event Buyer elects to reinstate this Agreement, Buyer may in its sole discretion apply the Breakup Fee to the Buyer's Deposit and the Cash portion of the Purchase Price.

    (f) Upon execution of this Agreement, Company and Buyer shall confer with the Bankruptcy Court for the purposes of scheduling the notice periods to parties in interest and the hearings in connection with the Bidding Procedures Motion and Sales Motion.

    (g) Within five business days after (x) Buyer determines that the Bankruptcy Court is unable, in accordance with the provisions of this Section 9, to schedule the notice periods to parties in interest and the hearings in connection with the Bidding Procedures Motion and Sales Motion ("Notices and Hearings"), or (y) the Bankruptcy Court does not enter the Bidding Procedures Order or the Final Order as provided herein, Buyer may, in its sole discretion, terminate this Agreement upon written notice to the Company. In either event Buyer's Deposit shall be paid to the Buyer by Escrow Agent within seventy-two (72) hours of Escrow Agent's receipt of Buyer's written notice requesting payment of Buyer's Deposit to it. If Buyer does not terminate this Agreement as provided in this Section 9.3(g), Company and Buyer shall amend this Agreement in writing to extend the Notices and Hearings and the dates for entry of the Bidding Procedures Order and Final Order.

    9.4 ENTRY OF BIDDING PROCEDURES ORDER. Unless waived by Buyer, the Bidding Procedures Order shall be entered by the Bankruptcy Court no later than two (2) days after the expiration of the fifteen (15) day notice period to parties in interest described in Section 9.3 of this Agreement.

    9.5 COMPANY SUPPORT OF MOTIONS. Company shall actively support and seek -the approval of the Bidding Procedure Motion and Sale Motion by the Bankruptcy Court and parties in interest to whom notice is required by the Bankruptcy Code and Bankruptcy Rules.

                                      Section 10

                          CONDITIONS TO OBLIGATIONS OF BUYER

    The obligations of Buyer under Sections 2.1 and 3.1 are, at its option, subject to satisfaction, at or prior to Closing, of each of the following conditions:

    10.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of the Company made in this Agreement shall in all material respects be true and correct on and as of the Closing Date with the same force and effect as if made on and as of that date, except for changes permitted or required by this Agreement. All of the terms, covenants, conditions and agreements set forth in this Agreement to be compiled with and performed by the Company at or prior to the Closing shall in all material respects have been complied with or performed thereby.

    10.2 FINAL ORDER. An order, which has not been stayed, vacated or materially modified for a period of ten (10) days after its entry, in form acceptable to Counsel for Buyer, shall have been entered by the Bankruptcy Court (a) authorizing and directing a Section 363 Sale of the Sale Assets, in accordance with the terms of this Agreement, to Buyer free and clear, except for Permitted Encumbrances, of all liens, claims and encumbrances, including any lien for real and/or personal property taxes assessed or claimed by any taxing authority against the Sale Assets including, but not limited to, the City of Biloxi, Mississippi, Harrison County, Mississippi and the State of Mississippi ("Tax Lien"); (b) providing that an amount equal to the total of the Tax Liens shall be held separately by the Company and disbursed only by order of the Bankruptcy Court to the appropriate taxing authorities, in satisfaction of any such Tax Lien; (c) approving the assignment and assumption of the Assumed Obligations to be assumed by Buyer, in accordance with the terms of this Agreement; and (d)(1) finding that the Section 363 Sale would not have been consummated by Buyer if Buyer or the Sale Assets were to be responsible for, or subject to, any liens, claims or encumbrances other than Permitted Encumbrances and (ii) that there will be no successor liability to Buyer or any lien or encumbrance affecting the Sale Assets (except Permitted Encumbrances) of the Company ("Final Order"). Unless waived by Buyer, the Final Order shall be entered no later than forty-five
(45) days after the execution of this Agreement by Buyer and the Company.

    10.3 INSTRUMENTS OF CONVEYANCE. The Company shall have delivered deeds, bills of sale, assignments and other instruments of conveyance with respect to the Sale Assets effecting the sale, transfer, assignment and conveyance of the Sale Assets, without warranty and without recourse to the Company, to Buyer or to such other person who is to receive the Sale Assets pursuant to the Final Order.

    10.4 ENVIRONMENTAL REPORT. Company will provide an Environmental Update Report ("Report") on the Sea Products and Gulf Central Properties and the 4.5 acre fee simple property owned by Company no later than thirty (30) days from the Company's execution of this Agreement, at the Company's sole cost, which environmental update report shall be subject to the approval of the Buyer at its sole discretion. Buyer may, in its sole discretion, require the Company to cure any environmental exceptions listed in said report to the extent the cost to cure said exceptions does not exceed $50,000. To the extent the cost to cure any environmental exceptions listed in the Report exceeds $50,000, Buyer may, in its sole discretion, cancel its obligations hereunder or waive such costs in excess of $50,000.

    10.5 TITLE INSURANCE.  Title to Company's real property (referenced in
2.1 (b)) and Company leasehold interests in the Leases (referenced in Section 2.2(g) conveyed to Buyer hereunder shall be insurable by a title insurance company licensed in the State of Mississippi and acceptable to Buyer at standard rates on its standard form of title policy, subject only to such matters as may be waived in writing by Buyer at or prior to the Closing. Buyer shall be responsible for the premiums of any such title insurance policy.

    10.6 IGT ORDER. The October 31, 1996, date referenced in Paragraph B of the Order Approving Partial Agreement of Debtor and IGT North America Regarding Slot Machines Subject to a Security Interest of IGT North America entered on August 21, 1 996, shall be extended to the earlier to occur of the Closing Date or the termination of this Agreement.

                                      Section 11

                       CONDITIONS TO OBLIGATIONS OF THE COMPANY

    The obligations of the Company under Section 2.1 are, at its option, subject to satisfaction, at or prior to the Closing, of each of the following conditions:

    11.1 REPRESENTATIONS, WARRANTIES AND Covenants. All representations and warranties of Buyer made in this Agreement shall in all material respects be true and correct on and as of the Closing Date with the same force and effect as if made on and as of that date, except for changes contemplated, permitted or required by this Agreement. All of the terms, covenants, conditions and agreements to be complied with and performed by Buyer on or prior to the Closing shall in all material respects have been complied with or performed thereby.

    11.2 ADVERSE PROCEEDINGS. There shall not be in effect any injunction or restraining order issued by a court of competent jurisdiction against the consummation of the purchase and sale of the Sale Assets pursuant to this Agreement.

    11.3 FINAL ORDER. A Final Order shall have been entered by the Bankruptcy Court.

    11.4 Purchase Price. The Purchase Price required to be paid by Buyer under Section 3.1 shall have been delivered to the party or parties entitled thereto pursuant to the Final Order.

                                      Section 12

                                     TERMINATION

    12.1 RIGHT OF PARTIES TO TERMINATE. In addition to either party's right to terminate as otherwise provided herein, this Agreement may be terminated:
(a) by Buyer if the Company shall have breached any of its obligations hereunder in any material respect; or (b) by the Company if Buyer shall have breached any of its obligations hereunder in any material respect. The Buyer shall have the right to terminate this Agreement or extend the Closing Date under this Agreement in the event that any of the Conditions to Obligations of the Buyer specified in Section 10 have not been fulfilled at or prior to the Closing Date unless waived by Buyer in its sole discretion.

    12.2 EFFECT OF TERMINATION. If either Buyer or the Company decides to terminate this Agreement pursuant to Section 12. 1, or if Buyer decides to terminate this Agreement pursuant to Section 3.3 (a) (iv) or Section 9.3 (g), the terminating party shall promptly give written notice to the other party to this Agreement of such decision. In the event of a termination pursuant to Section 1 2. 1, the parties shall be released from all liabilities and obligations arising under this Agreement (other than pursuant to Sections
12.3 and 12.4 hereto with respect to the matters contemplated by this Agreement.

    12.3 BUYER'S REMEDIES. If the Section 363 Sale falls to close as a consequence of a breach by the Company of any of its obligations under this Agreement, or in the event of any of the Conditions to Obligations of the Buyer specified in Section 10 have not been fulfilled at or prior to the Closing Date, the Escrow Agent shall deliver to Buyer, no later than seventy two (72) business hours after Buyer delivers its written request to Escrow Agent, the Buyer's Deposit and any amounts owing to Buyer pursuant to Section
9.3. Buyer shall be entitled to specific performance by Company of the terms and provisions of the Agreement and its reasonable attorney fees and court costs.

    12.4 COMPANY'S REMEDIES. In the event the Section 363 Sale falls to close as a consequence of a breach by the Buyer of its obligations under this Agreement, or in the event of any of the Conditions to Obligations of the Company specified in Sections 11.1 and 11.4 have not been fulfilled at the Closing Date, Buyer shall pay to Company as liquidated damages, and not as a penalty, the sum of $ 1 00,000 ("Liquidated Damages"). In such case, the Liquidated Damages shall be paid to Company by the Escrow Agent from the Buyer's Deposit no later than the tenth day following notice by either Buyer or Company of the termination of this Agreement resulting from the events described in this Section 12.4. The remainder of Buyer's Deposit, shall be paid to Buyer by Escrow Agent within twenty-four hours following such notice of termination. Company's right to Liquidated Damages hereunder shall be Company's sole and exclusive remedy against Buyer for and breach or default by Buyer under this Agreement.

                                     Section 13

                                       CLOSING

    13.1 TIME AND PLACE OF CLOSING.   Except as may otherwise be provided
herein or mutually agreed to in writing by Buyer and the Company, and provided this Agreement has not been terminated as provided by Section 12, the closing of the Section 363 Sale ("The Closing") shall take place at such time as the parties mutually agrees but in no event earlier than thirty
(30) days nor later than sixty (60) days after entry of the Final Order ("Closing Date"). The Closing shall take place at the offices of Hopkins, Crawley, Bagwell, Upshaw & Persons, 2701 24th Avenue, Gulfport, Mississippi 39501 or at such other location agreed to by the parties.

    13.2 OBLIGATIONS OF THE COMPANY AT CLOSING. At the Closing, the Company shall deliver or cause to be delivered the following documents, and take such other actions as are identified below:

    (a) the instruments of conveyance and transfer contemplated by Section 10.3; and

    (b) all other documents and instruments as may be necessary to consummate the transactions contemplated by this Agreement.

    13.3 OBLIGATIONS OF BUYER AT CLOSING. At the Closing, Buyer shall deliver or cause to be delivered the following documents, and take such other actions as are identified below:

    (a)  the Purchase Price pursuant to Section 3.1; and

    (b) all other documents and instruments as may be necessary to consummate the transactions contemplated by this Agreement, including the Security Agreement.

    13.4 APPROVAL TO PARTICIPATE.   If at the Closing, Buyer has not secured
the necessary licenses or permits from the Mississippi Gaming Commission which are necessary to Buyer's ownership and operation of the Casino subsequent to the Closing Date, Company shall, provided Buyer has received an Approval to Participate or similar consent or permission from the Mississippi Gaming Commission, operate the Casino, pursuant to Company's existing gaming license, for a period not to exceed One Hundred Twenty (120) days after Closing ("Approval to Participate Period"). During the Approval to Participate Period, Company shall employ or contract with a general manager or managers selected from time to time by Buyer and who have been found suitable by the Mississippi Gaming Commission for such position. Any such general manager selected by the Buyer shall have and exercise sole and exclusive management of the Casino and its operations during the Approval to Participate Period.

    During the Approval to Participate Period, Buyer shall be responsible for operating expenses, taxes, lease payments and losses incurred in the operation of the Casino. All profits generated by the Casino during the Approval to Participate Period shall belong to and be the property of the Buyer.

                                      Section 14

                                       SURVIVAL

    Except as provided in the second sentence of this Section 14 all representations, warranties, covenants and agreements made in this Agreement or in any exhibit, schedule, certificate or agreement delivered in accordance with this Agreement shall survive the execution and delivery of this Agreement and the Closing Date. The representations and warranties of the Company under

Section 5 and 6 hereof, and of the Buyer under Section 4 hereof, shall be extinguished and be of no further force or effect after the Closing Date.

                                      Section 15

                                   OTHER PROVISIONS

    15.1 SURVEY. No later than thirty (30) days after Company's execution hereof., Company shall provide an updated survey of the Sea Products, Gulf Central and Gollott properties and the 4.5 acre fee simple parcel.

    15.2 BENEFIT AND ASSIGNMENT; THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Buyer may not assign its rights and obligations hereunder without the prior written approval of Company, which will not be unreasonably withheld.

    15.3 ENTIRE AGREEMENT. This Agreement and the Schedules and Exhibits referred to herein constitute the entire agreement and understanding of the parties and supersede any and all prior agreements, arrangements and understandings relating to matters provided for herein.

    15.4 RISK OF LOSS. The risk of loss or destruction of or damage of the Sale Assets, or .any of them, from any cause whatsoever at all times on or subsequent to execution of this Agreement and prior to the Closing Date shall be borne by the Company.

    15.5 FEES AND EXPENSES. Each party shall be solely responsible for all costs and expenses incurred by it in connection with the negotiation, preparation and performance of and compliance with the terms of this Agreement.

    15.6 AMENDMENT, WAIVER. Except in the case of either Company or Buyer reserving the unilateral right to waive a provision or a right reserved hereunder, the provisions of this Agreement, or any of them, may be amended or waived by an instrument in writing signed by the party against which enforcement of such amendment or waiver is sought. Any waiver of any term or condition of this Agreement or any breach hereof shall not operate as a waiver of any other such term, condition or breach, and no failure to enforce any provision hereof shall operate as a waiver of such provision or of any other provision hereof.

    15.7 HEADINGS. The headings are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.

    15.8 GOVERNING LAW, JURISDICTION.   The construction and performance of
this Agreement ill be governed by the laws of the State of Mississippi. The Bankruptcy Court shall have exclusive jurisdiction with regard to all matters relating to the interpretation and enforcement of this Agreement for a period of one year following the Closing. Thereafter, jurisdiction shall fie in any court of competent jurisdiction.

    15.9 NOTICES. Any notice, demand or request required or permitted to be given under the provisions of this Agreement (a) shall be in writing; (b) shall be delivered personally, Including by means of facsimile, overnight express delivery, -or- mailed by registered or certified mail, postage prepaid, and return receipt requested; (c) shall be deemed given"on the date of personal delivery, the date sent via facsimile, or on the date set forth on the return receipt or the overnight express delivery receipt; and (d) shall be delivered or mailed, to the addresses or facsimile numbers set forth below or to such other address as any party may from time to time direct:

    (a)  IF TO BUYER:

         New Palace Casino, L.L.C.
         Attn: Jack Pilger, President and CEO
         Casino Resource Corporation
         1719 Beach Blvd., Room 306
         Executive Place.  Building
         Biloxi, Mississippi 39531


         with copies to

         James B. Persons
         Hopkins, Crawley, Bagwell, Upshaw & Persons
         Attorneys at Law
         Post Office Box 1510
         2701 24th Avenue
         Gulfport, Mississippi 39501-4941 (601) 864-2200

         Arthur Curtis
         Greene & Curtis, L.L.P.
         Attorneys at Law
         1340 East Woodhurst
         Springfield, Missouri 65804
         (417)883-7678

     (b) IF TO THE COMPANY:

         Maritime Group, Ltd.
         Attn: Dual Cooper
         158 Howard Avenue
         Biloxi Mississippi 39530
         (601) 432-8888

         with a copy to:

         LeBoeuf, Lamb, Greene & MacRae,, L.L.P.
         Attn: Kenneth L. Cannon., 11

         1000 Kearns Building
         136 South Main Street
         Salt Lake City, Utah 84101
         Telephone No.: (801) 320-6700
         Facsimile No.: (801) 359-8256

    15.10     ATTORNEYS' FEES.   If suit or action is filed by any party to
enforce the provisions of this Agreement or otherwise with respect to the subject matter of this Agreement, or otherwise with respect to the subject matter, of this Agreement the, prevailing party shall be entitled to recover from the other party reasonable attorneys' fees as fixed by the trial court and, if any appeal is taken from the decision of the trial court, reasonable attorneys' fees as fixed by the appellate court. . For purposes of this Agreement, the term "prevailing party" shall be deemed to include a party that successfully opposes a petition for review flied with an appellate court.

    15.11     ATTORNEYS' FEES.  Company and Buyer acknowledge that schedules
2.1 (a), 2.1 (b); 2.2(b) and 2.2(c) attached hereto have been prepared as of September 22, 1995. Company and Buyer agree to supplement this Agreement to amend each of the schedules hereto to reflect the current status of the matters and items listed on each of said schedules. Said amended schedules shall be subject to the approval of Buyer. The remaining schedules have been prepared as of the date hereof.

    15.2 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement as of the day and year first written above.

"Buyer"

New Palace Casino, L.L.C.          /s/ John J. Pilger
                             --------------------------------------------------
                             Name:       JOHN R. PILGER
                                  ---------------------------------------------
                             Title
                                  ---------------------------------------------

"Seller"

Maritime Group, Ltd.               /s/ Dual B. Cooper, Jr.
                             --------------------------------------------------
                             Name     DUAL B. COOPER, JR.
                                 ----------------------------------------------
                             Title       PRESIDENT & CEO
                                  ---------------------------------------------

                                       Form of

                                   ESCROW AGREEMENT

     THIS ESCROW AGREEMENT is entered into as of the 20th day of September, 1996, by and among New Palace Casino, L.L.C., a Mississippi Limited Liability Company (the "Buyer"), Maritime Group, Ltd., a Mississippi Corporation (the "Company") and Hancock Bank, Gulfport, Mississippi (the "Escrow Agent"), pursuant to an Asset Purchase Agreement dated September 20th, 1996, (the "Agreement") between the Buyer and the Company.

     WHEREAS, Buyer and Company have entered into the Agreement whereby Buyer is acquiring substantially all of the assets of Company relating to the dockside gaming casino known as the Palace Casino; and

     WHEREAS, the Agreement contemplates the deposit of certain sums with the Escrow Agent ("Deposit") by Buyer or by an entity submitting a "Competing Bid" as provided by Section 9 of the Agreement; and

     WHEREAS, Buyer and the Company have agreed to the terms of this Escrow Agreement for the Escrow Agent to hold any Deposit made pursuant to Section 9 of the Agreement in accordance with the following terms, conditions and instructions:

     1. DEFINITIONS. The capitalized terms in this Escrow Agreement shall have the same definition ascribed to them in the Agreement unless otherwise defined herein.

                                      EXHIBIT A

    2. ESCROW DEPOSIT. In the even Buyer, pursuant to Section 9.2 of the Agreement, makes a Deposit (the "Buyer's Escrow Funds") said sum shall be held by the Escrow Agent in accordance with the terms and provisions of this Escrow Agreement. Immediately upon the receipt of the Buyer's Escrow Funds, the Escrow Agent shall deposit the Buyer's Escrow Funds in one or more federally insured interest bearing accounts at Hancock Bank, Gulfport, Mississippi, to be held and disbursed by the Escrow Agent pursuant to the terms hereof.

     3. ESCROW DEPOSIT BY OTHERS THAN BUYER. In the event a Competing Bid is made pursuant to Section 9.3(b) of the Agreement, the deposit made by any Competing Bidder shall be held by the Escrow Agent pursuant to the terms hereof ("Overbid Escrow Funds"). Immediately upon receipt of the Overbid Escrow Funds, the Escrow Agent shall deposit the Overbid Escrow Funds in one or more federally insured interest bearing accounts at Hancock Bank, Gulfport, Mississippi. The Overbid Escrow Funds shall be held in account separate and distinct from those of the Buyer's Escrow Funds, shall be accounted for separately by the Escrow Agent and shall be disbursed by the Escrow Agent pursuant to the terms hereof. Any Competing Bidder shall execute this Escrow Agreement and be bound by its terms.

     4. BUYER'S ESCROW FUNDS. Escrow Agent shall disburse the Buyer's Escrow Funds as follows:

          a) If by October 14, 1996, (unless waived by Buyer pursuant to the Agreement) the Bankruptcy Court does not enter the Bidding Procedures Order approving the Bidding Procedures set forth in Section 9.3 of the Agreement, the Escrow Agent shall, upon receipt of written notice from Buyer requesting payment of Buyer's Escrow Funds to it, pay over and deliver the Buyer's Escrow Funds to the Buyer within one business day of Escrow Agent's receipt of Buyer's written notice.

          b) If the Bankruptcy Court enters its Final Order approving the Sale Motion in favor of Buyer, and, at the Closing, Buyer provides Escrow Agent and Company with written notice that all conditions to obligations of Buyer provided for in Section 10 of the Agreement have been satisfied or waived in writing by Buyer, the Escrow Agent shall pay over and deliver the Buyer's Escrow

Funds to the Company (at the Closing), to be applied to the Purchase Price. If at the Closing, Buyer provides Escrow Agent and Company with written notice that all conditions to obligations of the Buyer provided for in
Section 10 of the Agreement have not been satisfied and have not been waived in writing by Buyer, the Escrow Agent shall pay over and deliver the Buyer's Escrow Funds to the Buyer within seventy-two (72) hours of Escrow Agent's receipt of Buyer's written notice.

          c) If by November 4, 1996, (unless waived by Buyer pursuant to the Agreement) the Bankruptcy Court does not enter its Final Order approving the Sale Motion in favor of Buyer in accordance with the terms of the Agreement, the Escrow Agent shall, upon receipt of written notice from Buyer requesting payment of Buyer's Escrow funds to it, pay over and deliver the Buyer's Escrow Funds to the Buyer within one business day of Escrow Agent's receipt of Buyer's written notice.

          d) Buyer's Escrow Funds shall be returned to Buyer by Escrow Agent no later than one business day after the entry of an order by the Bankruptcy Court denying the Section 363 Sale in favor of Buyer or which approves the sale of the Sale Assets to a competing bidder.

          e) Company and Escrow Agent acknowledge that Buyer's right and entitlement to return of the Buyer's Escrow Funds under paragraphs 4(a), 4(c) or 4(d), is absolute and that Company has no right to object to the payment and delivery to Buyer of the Buyer's Escrow Funds by Escrow Agent under paragraphs 4(a), 4(c) or 4(d), hereof.

          f) If the Section 363 Sale does not close and Company is entitled to recover Liquidated Damages from Buyer as provided in Section 12.4 of the Agreement, Escrow Agent shall pay and deliver, from Buyer's Deposit, the sum of $100,000 to Company as to Liquidated Damages. Payment of Liquidated Damages to company shall be made by the Escrow Agent no later than the tenth day following notice by either Buyer or Company of the termination of the Agreement as a result of any of the events described in Section 12.4 of the Agreement. The remainder of Buyer's Deposit shall be paid to Buyer by Escrow Agent within twenty-four (24) hours following such notice of termination.

     5.   OVERBID ESCROW FUNDS.

          a) If the Buyer does not match the Highest Competing Bid, as provided by Section 9.3(b) of the Agreement, the Escrow Agent shall pay over and deliver to Buyer from the Overbid Escrow Funds the sum of $500,000 ("Breakup Fee") which sum shall be paid to Buyer by Escrow Agent no later than one business day after a final order by the Bankruptcy Court approving the sale of the Sale Assets to the Highest Competing Bidder.

          b) The Overbid Escrow Funds deposited by any Competing Bidder, other than the Highest Competing Bidder, shall be paid over and returned to each such Competing Bidder by the Escrow Agent no later than one business day after Final Order by the Bankruptcy Court approving the Section 363 Sale in favor of Buyer or the Highest Competing Bidder, as the case may be.

          c) If the Buyer elects to match the Highest Competing Bid, as provided by Section 9.3(b) of the Agreement, the Escrow Agent shall pay over and deliver to the Highest Competing Bidder, the Overbid Escrow Funds deposited by it which sum shall be paid to the said Highest Competing Bidder no later than one business day after the Final Order by the Bankruptcy Court approving the Section 363 Sale in favor of Buyer.

     6. NON-DISBURSEMENT OF LIQUIDATED DAMAGES. If at any time Escrow Agent receives written notification or instructions from Buyer to not disburse the Liquidated Damages ($100,000) portion of Buyer's Escrow Funds to Company, Escrow Agent shall continue to hold the Liquidated

Damages until Buyer and Company jointly agree to the disbursement of the Liquidated Damages or unless otherwise ordered by a Court of competent jurisdiction pursuant to a final order.

     7. INTERPLEADER. In the event of a disagreement or presentation of adverse claims or demands or instructions to the Escrow Agent, the Escrow Agent may at its option, file a Complaint in the Interpleader for the purpose of having the respective rights of the Buyer and Company adjudicated, may deposit with the Court all documents and property held by it pursuant to its Escrow Agreement and Buyer and Company hereto agree to pay all costs, expenses and attorney's fees incurred by the Escrow Agent in such action, and said costs, expenses and fees may be included in any judgment rendered in any such interpleader action. Any such action shall be filed in a federal or state court of competent jurisdiction located in Harrison County, Mississippi.

     8. NOTICES, ETC. Any notice provided for in this Escrow Agreement shall be in writing, deemed effective upon receipt and shall be personally delivered, or mailed registered or certified mail-return receipt requested, as follows:

                    (a)  To the Escrow Agent:
                         Hancock Bank
                         Attn:
                         One Hancock Plaza
                         Gulfport, Mississippi 39501

                    (b)  To Buyer:

                         New Palace Casino, L.L.C.
                         C/O Casino Resource Corporation
                         Attn: Jack Pilger, CEO
                         1719 Beach Boulevard, Suite 306
                         Biloxi, Mississippi 39531-5396
                         (601) 435-1976

                    with copies to:

                         James B. Persons
                         Hopkins, Crawley, Bagwell,
                         Upshaw & Persons
                         Attorneys at Law
                         Post Office Box 1510
                         2710 24th Avenue
                         Gulfport, Mississippi 39501-4941
                         (601) 864-2200

                         Arthur Curtis
                         Greene & Curtis, L.L.P.
                         Attorneys at Law
                         1340 East Woodhurst
                         Springfield, Missouri 65804
                         (417) 883-7678

                    (c)  To Company:

                         Maritime Group, Ltd.
                         Attn: Dual Cooper
                         158 Howard Avenue
                         Biloxi, Mississippi 39530
                         (601) 432-8888

                    with a copy to:

                         LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                         Attn: Kenneth L. Cannon, II
                         1000 Kearns Building
                         136 South Main Street
                         Salt Lake City, Utah 84101
                         Telephone No.: (801) 320-6700
                         Facsimile No.: (801) 359-8256

                    (d)  To Competing Bidder
                         (as shown on signature page)

or to such other address or to such other persons as any of the parties hereto shall have last designated to the other parties hereto by like notice.

     9. AMENDMENT; BINDING EFFECT; CONSTRUCTION. This Escrow Agreement: (a) may not be amended or modified except by an instrument in writing signed by each of Buyer and Company, (b) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and (c) shall be governed by and construed in accordance with the laws of the State of Mississippi.

                              BUYER:
                              NEW PALACE CASINO, L.L.C.


                              BY:--------------------------------------------
                                   Its---------------------------------------



                              COMPANY:
                              MARITIME GROUP INC.


                              BY:--------------------------------------------
                                   Its---------------------------------------



                              ESCROW AGENT:
                              HANCOCK BANK


                              BY:--------------------------------------------
                                   Its---------------------------------------



                              COMPETING BIDDER:



                              BY:--------------------------------------------
                                   Its---------------------------------------

                              Address ---------------------------------------
                              Telephone -------------------------------------

Hancock Bank
Attn: Mr. William A. Abbott
Associate General Counsel
One Hancock Plaza
Gulfport, Mississippi 39501

     RE: Escrow Agreement dated as of September 20, 1996, among News Palace Casino, L.L.C. ("Buyer"), Maritime Group, Ltd. ("Company"), and Hancock Bank ("Escrow Agent").

Dear Mr. Abbott:

     This letter confirms the agreement of New Palace Casino, L.L.C., to pay the fee of Hancock Bank for its services as Escrow Agent pursuant to the captioned Escrow Agreement in the amount of $750.00.

     At the time of any disbursement required by the terms of the Escrow Agreement, the Escrow Agent will be provided instructions as to the manner of payment, e.g., wire or bank check, by the party making the disbursement instruction.

                              New Palace Casino, L.L.C.



                              BY: /s/ John J. Pilger
                                  ----------------------------
                                   JOHN J. PILGER

                                  SCHEDULE 2.1(a)

                               SCHEDULE 2.1(b)

                              BILOXI, MISSISSIPPI
                               REAL ESTATE OWNED


                                OWEN               LOFTON        TRIPLETT
                         ----------------------------------------------------

Purchase Price                $300,000          $182,017          $131,942

Outstanding Loan                NONE             123,200            NONE

Payment                          N/A               2,505             N/A

Term                             N/A              5 YEAR             N/A

Interest Rate                    N/A                8%               N/A

Use                          PARKING LOT       RESIDENTIAL        RESIDENTIAL

Other                     OFF-SITE PARKING    NEXT TO CASINO    NEXT TO CASINO
                                                 PARKING           PARKING

                               SCHEDULE 2.1 (d)

                                  MISSISSIPPI
                             STATE TAX COMMISSION

                      Alcoholic Beverage Control Division
                              Post Office Box 540
                        Madison, Mississippi 39130-0540

                           Ph number (601) 856-1301
                           Fax Number (601) 856-1300

Ed Buelow, Jr., Chairman       William W. Tann, CPA      Harvey Johnson, Jr.
and Commissioner of Revenue    Associate Commissioner    Associate Commissioner

       Maritime Group, Ltd.                             Biloxi, MS Harrison

Your application for a Mississippi Alcoholic Beverage ON PREMISES RETAILER Permit Located at 158 Howard Avenue and doing business as PALACE CASINO has been approved by the A.B.C. Division effective April 6, 1994 and will expire on April, 5, 1995 Permit Number 7319 must appear on all of your correspondence and orders.

     The enclosed permit must at all times be prominently displayed on the designated premises in order to keep this permit in force. You must file an application with the A.B.C. Division for renewal before the stated permit expiration date.

     Authorized members of the Alcoholic Beverage Control Division will at various intervals be inspecting your premises and examining your books and records. Information concerning the ordering and distribution of beverages will be obtained from the Warehouse Department of the A.B.C. Division.

     Each permittee shall operate under the provisions of the Alcoholic Beverage Control Laws and the Rules and Regulations of the Commission. It is, therefore, recommended that eh permittee review all of the Alcoholic Beverage Control Law and the Rules and Regulations of the Mississippi Code of 1972, which list the causes for which permits must be revoked or suspended.
In addition, you should take special notice of the following Sections of Mississippi Code 1972, which relate to the operation of retail establishments:

General Sections 67-1-37, 51,59, 71, 77, 81,    General Sections 27-71-23
 83, 35

Enforcement Sections 67-1-31, 91                Records Sections 27-71-25, 23

Distribution Sections 67-1-31,91                Enforcement Section 27

Package Section 67-1-75                         Taxes--27-71-5, 7, 9, 23, 29

Transfer of Permit Section 67-1-67

Permit Display & Renewal Section 67-1-55, 63

     Please call or write the Alcoholic Beverage Control Division office for further information or advise. We would prefer to help you avoid mistakes rather than penalize you after you have committed a violation.

                              Very truly yours,

                          /s/ JAMES K. SULLIVAN

                          James K. Sullivan, Director

                 UNITED STATES FIDELITY AND GUARANTY COMPANY
                             BALTIMORE, MARYLAND
                              (A STOCK COMPANY)

                                                 BOND NUMBER: 32-0130-19710-94

KNOW ALL MEN BY THESE PRESENTS: THAT Maritime Group, Ltd. City of Biloxi State of Mississippi, as Principal and UNITED STATES FIDELITY AND GUARANTY COMPANY, of Baltimore, Maryland, as Surety, are held and firmly bound unto City of Biloxi as Obligee in the aggregate sum of One Thousand Dollars and no/100 Dollars ($1,000.00), lawful money of the United States, for the payment of which, well and truly to be made, we bind ourselves, our heirs, executers and administrators, successors and assigns, jointly, severally, and firmly by these presents.

     Signed, sealed and dated March 8, 1994.

     WHEREAS, the above bounden Principal has applied for License as General Contractor for the term beginning March 8, 1994. This Bond is to cover the term said License.

     NOW, THEREFORE, if a license is granted to the said Principal, and if such LICENSEE shall during the life of said License faithfully observe all the Ordinances of said Obligee, and faithfully perform the duties required by Ordinance, rules or regulations and will save and keep harmless and indemnify said Obligee, form all actions, suits, costs, damages and expenses, including Attorney's Fees which shall or may at any time happen to come to it or for or on account of any injury or damage received or sustained by any person, then the above obligation shall be void; otherwise to be and remain in full force and effect.

     IT IS FURTHER UNDERSTOOD AND AGREED that this bond my be terminated by either party hereto delivering written notice of termination by Registered or Certified Mail to the other parities at least 30 days prior to the effective date of such termination; the surety, however, remaining liable fro any defaults under this Bond, committed prior to the expiration of such 30 day period.

                                                                        (Seal)
                         -----------------------------------------------------
                              UNITED STATES FIDELITY AND GUARANTY COMPANY

COUNTERSIGNED            /S/ T. HARTLEY MARSHALL
                         -----------------------------------------------------
                         Assistant Vice President
By       /S/
  -----------------      By /S/ THOMAS FITZGERALD
   Resident Agent          ---------------------------------------------------
                            Assistant Secretary


                          ACKNOWLEDGMENT OF SURETY
                            (Corporate Officer)

State of Maryland

On the 1st day of September, 1993, before me the undersigned officers, personally appeared T. Hartley Marshall and Thomas Fitzgerald, who acknowledged themselves to be the aforesaid officers of UNITED STATES FIDELITY AND GUARANTY COMPANY, a corporation, and that they as such officers, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as such officers.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

     /S/

                                  MISSISSIPPI

                             STATE DEPARTMENT OF
                                   HEALTH

                               Hereby Grants A

                             Food Service Permit
                                     To

                             MARITIME GROUP LTD

            To Maintain and Operate A Food Service Establishment


Under The Name Of                       PALACE CASINO
                 -------------------------------------------------------------
                                         SHOWROOM BAR

Located At  103 HOWARD AVENUE   BILOXI, HARRISON
           -------------------------------------------------------------------

     This permit signifies compliance on the date of issue with the Food Service Sanitation Regulation of the Mississippi State Department of Health and is valid for a period of 12 months from the date of issue unless suspended or revoked.

         /S/                                        March 16, 1994
------------------------------                  ------------------------------
Issuing Official                                                          Date

         /S/                                        24F-C0894
------------------------------                  ------------------------------
State Health Officer                                                    Permit


Revised 12/92         Display For Public View-Non Transferable    Form No. 307

                                  MISSISSIPPI

                             STATE DEPARTMENT OF
                                   HEALTH

                               Hereby Grants A

                             Food Service Permit
                                     To

                             MARITIME GROUP LTD

            To Maintain and Operate A Food Service Establishment


Under The Name Of                       PALACE CASINO
                 -------------------------------------------------------------
                                       RUBY SERVICE BAR

Located At  103 HOWARD AVENUE   BILOXI, HARRISON
           -------------------------------------------------------------------

     This permit signifies compliance on the date of issue with the Food Service Sanitation Regulation of the Mississippi State Department of Health and is valid for a period of 12 months from the date of issue unless suspended or revoked.

         /S/                                        March 16, 1994
------------------------------                  ------------------------------
Issuing Official                                                          Date

         /S/                                        24F-C0891
------------------------------                  ------------------------------
State Health Officer                                                    Permit


Revised 12/92         Display For Public View-Non Transferable    Form No. 307

                                  MISSISSIPPI
                             STATE DEPARTMENT OF
                                   HEALTH

                               Hereby Grants A

                             Food Service Permit
                                     To

                             MARITIME GROUP LTD

            To Maintain and Operate A Food Service Establishment


Under The Name Of                       PALACE CASINO
                 -------------------------------------------------------------
                                     DIAMOND SERVICE BAR

Located At  103 HOWARD AVENUE   BILOXI, HARRISON
           -------------------------------------------------------------------

     This permit signifies compliance on the date of issue with the Food Service Sanitation Regulation of the Mississippi State Department of Health and is valid for a period of 12 months from the date of issue unless suspended or revoked.

         /S/                                        March 16, 1994
------------------------------                  ------------------------------
Issuing Official                                                          Date

         /S/                                        24F-C0890
------------------------------                  ------------------------------
State Health Officer                                                    Permit


Revised 12/92         Display For Public View-Non Transferable    Form No. 307

                                  MISSISSIPPI
                             STATE DEPARTMENT OF
                                   HEALTH

                               Hereby Grants A

                             Food Service Permit
                                     To

                             MARITIME GROUP LTD

            To Maintain and Operate A Food Service Establishment


Under The Name Of                       PALACE CASINO
                 -------------------------------------------------------------
                                          CROWN BAR

Located At  103 HOWARD AVENUE   BILOXI, HARRISON
           -------------------------------------------------------------------

     This permit signifies compliance on the date of issue with the Food Service Sanitation Regulation of the Mississippi State Department of Health and is valid for a period of 12 months from the date of issue unless suspended or revoked.

         /S/                                        March 16, 1994
------------------------------                  ------------------------------
Issuing Official                                                          Date

         /S/                                        24F-C0893
------------------------------                  ------------------------------
State Health Officer                                                    Permit


Revised 12/92         Display For Public View-Non Transferable    Form No. 307

                                  MISSISSIPPI
                             STATE DEPARTMENT OF
                                   HEALTH

                               Hereby Grants A

                             Food Service Permit
                                     To

                             MARITIME GROUP LTD

            To Maintain and Operate A Food Service Establishment


Under The Name Of                       PALACE CASINO
                 -------------------------------------------------------------
                                       GOLDEN WELL BAR

Located At  103 HOWARD AVENUE   BILOXI, HARRISON
           -------------------------------------------------------------------

     This permit signifies compliance on the date of issue with the Food Service Sanitation Regulation of the Mississippi State Department of Health and is valid for a period of 12 months from the date of issue unless suspended or revoked.

         /S/                                        March 16, 1994
------------------------------                  ------------------------------
Issuing Official                                                          Date

         /S/                                        24F-C0892
------------------------------                  ------------------------------
State Health Officer                                                    Permit


Revised 12/92         Display For Public View-Non Transferable    Form No. 307

                                  MISSISSIPPI
                             STATE DEPARTMENT OF
                                   HEALTH

                               Hereby Grants A

                             Food Service Permit
                                     To

                             MARITIME GROUP LTD

            To Maintain and Operate A Food Service Establishment


Under The Name Of                       PALACE CASINO
                 -------------------------------------------------------------
                                         CROWN ROOM

Located At  103 HOWARD AVENUE   BILOXI, HARRISON
           -------------------------------------------------------------------

     This permit signifies compliance on the date of issue with the Food Service Sanitation Regulation of the Mississippi State Department of Health and is valid for a period of 12 months from the date of issue unless suspended or revoked.

         /S/                                        March 16, 1994
------------------------------                  ------------------------------
Issuing Official                                                          Date

         /S/                                        24F-A0442
------------------------------                  ------------------------------
State Health Officer                                                    Permit


Revised 12/92         Display For Public View-Non Transferable    Form No. 307

                           ALCOHOLIC BEVERAGE PERMIT

Permit No.     7319 24 122
Date Issued    April 6, 1994
Date Expired   April 5, 1995
Issue          New

Class          ON PREMISES RETAILER

Issued To:

Maritime Group, Ltd.
Palace Casino
158 Howard Avenue
Biloxi, MS 39530    Harrison

Issued By:

             /S/
--------------------------------
Director

             /S/
--------------------------------
Commissioner

NO: 2638

                                HARRISON COUNTY
                          WASTEWATER AND SOLID WASTE
                              MANAGEMENT DISTRICT
                              14108 AIRPORT ROAD
                                 P.. BOX 2409
                          GULFPORT, MISSISSIPPI 39505


                      PERMIT APPLICATION AND REGISTRATION

                            GREASE WASTE GENERATOR


Date   3-28-94
Applicant's Business Name             Maritime Resorts d/b/a Palace Casino
Mailing Address                       182 Howard Ave, Biloxi, Mississippi 39530
Physical Address of food
  preparation establishment           182 Howard Ave, Biloxi, Mississippi 39530
Number of grease traps                1
Approximate size in Gallons of each   253.2 Compactor #1 Interceptor


This is to certify that the information given above is correct to the best of my knowledge and belief. By my signature I hereby agree to the conditions stated n the Harrison County Wastewater and Solid Waste Management District Grease Trap Waste Regulation, Dated April 2, 1992.

Signature
Printed Name   Leonard Pizzetta
Title          Chief Engineer

Information verified by   /S/
Permit Number             T-081
Entered Date              4-6-94
Expiration Date           7-1-94
Fee paid                  30.00
Check #                   0632
Received by               /S/
Approval Signature        /S/

                                HARRISON COUNTY
                          WASTEWATER AND SOLID WASTE
                              MANAGEMENT DISTRICT
                              14108 AIRPORT ROAD
                                 P.. BOX 2409
                          GULFPORT, MISSISSIPPI 39505


                      PERMIT APPLICATION AND REGISTRATION

                            GREASE WASTE GENERATOR


Date   3-28-94
Applicant's Business Name             Maritime Resorts d/b/a Palace Casino
Mailing Address                       182 Howard Ave, Biloxi, Mississippi 39530
Physical Address of food
  preparation establishment           182 Howard Ave, Biloxi, Mississippi 39530
Number of grease traps                1
Approximate size in Gallons of each   525.2 Main #8 Interceptor


This is to certify that the information given above is correct to the best of my knowledge and belief. By my signature I hereby agree to the conditions stated n the Harrison County Wastewater and Solid Waste Management District Grease Trap Waste Regulation, Dated April 2, 1992.

Signature      /S/ LEONARD PIZZETTA
Printed Name   Leonard Pizzetta
Title          Chief Engineer

Information verified by   /S/
Permit Number             T-088
Entered Date              4-6-94
Expiration Date           7-1-94
Fee paid                  30.00
Check #                   06371
Received by               /S/
Approval Signature        /S/

                                HARRISON COUNTY
                          WASTEWATER AND SOLID WASTE
                              MANAGEMENT DISTRICT
                              14108 AIRPORT ROAD
                                 P.. BOX 2409
                          GULFPORT, MISSISSIPPI 39505


                      PERMIT APPLICATION AND REGISTRATION

                            GREASE WASTE GENERATOR


Date   3-28-94
Applicant's Business Name             Maritime Resorts d/b/a Palace Casino
Mailing Address                       182 Howard Ave, Biloxi, Mississippi 39530
Physical Address of food
  preparation establishment           182 Howard Ave, Biloxi, Mississippi 39530
Number of grease traps                1
Approximate size in Gallons of each   17.3 Sink #5 Interceptor


This is to certify that the information given above is correct to the best of my knowledge and belief. By my signature I hereby agree to the conditions stated n the Harrison County Wastewater and Solid Waste Management District Grease Trap Waste Regulation, Dated April 2, 1992.

Signature      /S/ LEONARD PIZZETTA
Printed Name   Leonard Pizzetta
Title          Chief Engineer

Information verified by   /S/
Permit Number             T-085
Entered Date              4-6-94
Expiration Date           7-1-94
Fee paid                  30.00
Check #                   06371
Received by               /S/
Approval Signature        /S/

                                HARRISON COUNTY
                          WASTEWATER AND SOLID WASTE
                              MANAGEMENT DISTRICT
                              14108 AIRPORT ROAD
                                 P.. BOX 2409
                          GULFPORT, MISSISSIPPI 39505


                      PERMIT APPLICATION AND REGISTRATION

                            GREASE WASTE GENERATOR


Date   3-28-94
Applicant's Business Name             Maritime Resorts d/b/a Palace Casino
Mailing Address                       182 Howard Ave, Biloxi, Mississippi 39530
Physical Address of food
  preparation establishment           182 Howard Ave, Biloxi, Mississippi 39530
Number of grease traps                1
Approximate size in Gallons of each   17.3 Sink #6 Interceptor

This is to certify that the information given above is correct to the best of my knowledge and belief. By my signature I hereby agree to the conditions stated n the Harrison County Wastewater and Solid Waste Management District Grease Trap Waste Regulation, Dated April 2, 1992.

Signature      /S/ LEONARD PIZZETTA
Printed Name   Leonard Pizzetta
Title          Chief Engineer

Information verified by   /S/
Permit Number             T-086
Entered Date              4-6-94
Expiration Date           7-1-94
Fee paid                  30.00
Check #                   06371
Received by               /S/
Approval Signature        /S/

                                HARRISON COUNTY
                          WASTEWATER AND SOLID WASTE
                              MANAGEMENT DISTRICT
                              14108 AIRPORT ROAD
                                 P.. BOX 2409
                          GULFPORT, MISSISSIPPI 39505


                      PERMIT APPLICATION AND REGISTRATION

                            GREASE WASTE GENERATOR


Date   3-28-94
Applicant's Business Name             Maritime Resorts d/b/a Palace Casino
Mailing Address                       182 Howard Ave, Biloxi, Mississippi 39530
Physical Address of food
  preparation establishment           182 Howard Ave, Biloxi, Mississippi 39530
Number of grease traps                1
Approximate size in Gallons of each   168 Diswasher #4 Interceptor


This is to certify that the information given above is correct to the best of my knowledge and belief. By my signature I hereby agree to the conditions stated n the Harrison County Wastewater and Solid Waste Management District Grease Trap Waste Regulation, Dated April 2, 1992.


Signature      /S/ LEONARD PIZZETTA
Printed Name   Leonard Pizzetta
Title          Chief Engineer

Information verified by   /S/
Permit Number             T-084
Entered Date              4-6-94
Expiration Date           7-1-94
Fee paid                  30.00
Check #                   06371
Received by               /S/
Approval Signature        /S/

                                HARRISON COUNTY
                          WASTEWATER AND SOLID WASTE
                              MANAGEMENT DISTRICT
                              14108 AIRPORT ROAD
                                 P.. BOX 2409
                          GULFPORT, MISSISSIPPI 39505


                      PERMIT APPLICATION AND REGISTRATION

                            GREASE WASTE GENERATOR


Date   3-28-94
Applicant's Business Name             Maritime Resorts d/b/a Palace Casino
Mailing Address                       182 Howard Ave, Biloxi, Mississippi 39530
Physical Address of food
  preparation establishment           182 Howard Ave, Biloxi, Mississippi 39530
Number of grease traps                1
Approximate size in Gallons of each   168 Dishwasher #2 Interceptor


This is to certify that the information given above is correct to the best of my knowledge and belief. By my signature I hereby agree to the conditions stated n the Harrison County Wastewater and Solid Waste Management District Grease Trap Waste Regulation, Dated April 2, 1992.


Signature      /S/ LEONARD PIZZETTA
Printed Name   Leonard Pizzetta
Title          Chief Engineer

Information verified by   /S/
Permit Number             T-082
Entered Date              4-6-94
Expiration Date           7-1-94
Fee paid                  30.00
Check #                   06371
Received by               /S/
Approval Signature        /S/

                                HARRISON COUNTY
                          WASTEWATER AND SOLID WASTE
                              MANAGEMENT DISTRICT
                              14108 AIRPORT ROAD
                                 P.. BOX 2409
                          GULFPORT, MISSISSIPPI 39505


                      PERMIT APPLICATION AND REGISTRATION

                            GREASE WASTE GENERATOR


Date   3-28-94
Applicant's Business Name             Maritime Resorts d/b/a Palace Casino
Mailing Address                       182 Howard Ave, Biloxi, Mississippi 39530
Physical Address of food
  preparation establishment           182 Howard Ave, Biloxi, Mississippi 39530
Number of grease traps                1
Approximate size in Gallons of each   168 Dishwasher #3 Interceptor


This is to certify that the information given above is correct to the best of my knowledge and belief. By my signature I hereby agree to the conditions stated n the Harrison County Wastewater and Solid Waste Management District Grease Trap Waste Regulation, Dated April 2, 1992.


Signature      /S/ LEONARD PIZZETTA
Printed Name   Leonard Pizzetta
Title          Chief Engineer

Information verified by   /S/
Permit Number             T-083
Entered Date              4-6-94
Expiration Date           7-1-94
Fee paid                  30.00
Check #                   06371
Received by               /S/
Approval Signature        /S/

                                HARRISON COUNTY
                          WASTEWATER AND SOLID WASTE
                              MANAGEMENT DISTRICT
                              14108 AIRPORT ROAD
                                 P.. BOX 2409
                          GULFPORT, MISSISSIPPI 39505


                      PERMIT APPLICATION AND REGISTRATION

                            GREASE WASTE GENERATOR


Date   3-28-94
Applicant's Business Name             Maritime Resorts d/b/a Palace Casino
Mailing Address                       182 Howard Ave, Biloxi, Mississippi 39530
Physical Address of food
  preparation establishment           182 Howard Ave, Biloxi, Mississippi 39530
Number of grease traps                1
Approximate size in Gallons of each   17.3 Sink #7 Interceptor


This is to certify that the information given above is correct to the best of my knowledge and belief. By my signature I hereby agree to the conditions stated n the Harrison County Wastewater and Solid Waste Management District Grease Trap Waste Regulation, Dated April 2, 1992.


Signature      /S/ LEONARD PIZZETTA
Printed Name   Leonard Pizzetta
Title          Chief Engineer

Information verified by   /S/
Permit Number             T-087
Entered Date              4-6-94
Expiration Date           7-1-94
Fee paid                  30.00
Check #                   06371
Received by               /S/
Approval Signature        /S/

                             STATE OF MISSISSIPPI
                         MISSISSIPPI GAMING COMMISSION

                                                              License No.  056

                                GAMING LICENSE

This Gaming License entitles MARITIME GROUP, LTD., d/b/a PALACE CASINO, located at Howard Avenue, Biloxi, Mississippi, (Harrison Co.) to engage as an OPERATOR. This license is subject to the Mississippi Gaming Control Act and the Rules and Regulations adopted thereunder. This authorizes the holder of the license to conduct gaming pursuant to the type of license issued by the Mississippi Gaming Commission. The License is non-transferable or assignable and must be conspicuously displayed in an area visible to the public.

/S/ STUART C. IRBY, JR.                          /S/
-----------------------------              -----------------------------------
Chairman, Stuart C. Irby, Jr.              Executive Director
                                           Mississippi Gaming Commission

Date Issued:   March 17, 1994              Expiration Date:  March 17, 1996

                            STATE OF MISSISSIPPI
                      BEER PERMIT AND PRIVILEGE LICENSE

STATE TAX COMMISSION                                       NUMBER
JACKSON, MISSISSIPPI


Retailer License Fee: $30.00
                      $30.00
Issued:               01/06/94
Business
Location:             124 Lameuse Street
Issued To:            Maritime Group Ltd
                      124 Lameuse Street
                      Biloxi, MS 39530
Effective Date:       09/01/94
Expiration Date:      09/01/95

             CITY OF BILOXI, MISSISSIPPI - PRIVILEGE TAX LICENSE



A-15734                     A-17171                        A-17354
September 13, 1994          September 13, 1994             September 13, 1994           September 13, 1994
Expires: Unreadable         Expires: Sept. 30. 1994        Expires: Sept. 30, 1994      Expires:  Sept.  30, 1994
Received Of:                Received Of:                   Received Of:                 Received Of:
Palace Casino               Maritime Group, Ltd.           Palace Casino                Palace Casino/Crown Room
Maritime Group, Ltd.        Jack C??                       Maritime Group, Ltd.         Maritime Group, Ltd.
124 Lameuse St              124 Lameuse St                 124 Lameuse St               124 Lameuse St
Biloxi, MN 39530            Biloxi, MN 39530               Biloxi, MN 39530             Biloxi, MN 39530
Business Office             Business Office/Investments    Business Office/Dockside     Restaurants 9696 159
Total Tax $150.00           Total Tax $20.00               Saving (unreadable?)         Total Tax $105.00
Deputy Tax Collector /S/    Deputy Tax Collector /S/       Total Tax $30.00             Deputy Tax Collector /S/
                                                           Deputy Tax Collector /S/



September, unreadable       September, unreadable
Expires: Sept. 30, ???      Expires: Sept. 30,
Received Of:                Received Of:
Palace/Emerald Courtyard    Palace/Pearl Diver Oyster
Maritime Group, Ltd.        Oar/Maritime Group, Ltd.
124 Lameuse St              124 Lameuse St
Biloxi, MN 39530            Biloxi, MN 39530
Restaurants 9696 159        Beer Retail      15.00
Total Tax $150.00           Restaurants 9696 159
Deputy Tax Collector /S/                     42.00
                            Total Tax $57.00
                            Deputy Tax Collector /S/

                                SCHEDULE 3.3(a)

Buyer is aware of the following items that may jeopardize the integrity of the Palace Casino's assets and by signature hereby waive those conditions so as to eliminate them from consideration relative to Section 3.3(a):

     1. Dredging under the barge should be completed to eliminate bottom touching and the possibility of damage to the hull and interior components.

     2. New hatch covers should be redesigned and installed to further insure water-tight integrity of the hull compartments.

     3. Internal areas of the barge should be further protected with a rust inhibitor paint which meets Maritime specifications.

     4. Interior barge areas should be ventilated to insure removal of hazardous gases and reduce condensation.

     5. Air cooled chillers #1 and #2 should be elevated above the roof line to insure proper ventilation and eliminating the use of water as a source of condenser cooling.

     6. Additional Pre-heating coils need to be installed in the Dehumidfiers to further reduce the amount of humidity contained in the casino guest areas.

     7. Environmental control system (Johnson Controls) should be checked out thoroughly and necessary components replaced as needed.

     8. Roofing areas that necessitate repair should be performed to (Firestone) requirements and work pads need to be installed in appropriate walk paths to further reduce deterioration.

     9. Dome area should be re-sealed and waterproofed to further prevent water intrusion into guest areas (Emerald Courtyard and Crown
          Room).

     10. Exterior glass should be re-sealed and waterproofed to further prevent water intrusion into the exterior wall areas (Palladium Theater, Executive Offices, Slot Tech Room).

     11.  Dishwashing area should be reconfigured to meet Health
          Department standards on change of ownership.

     12. Fire suppression systems in the main kitchen and Pearl Divers areas should be modernized to meet new fire code standards on change of ownership.

     13.  Interior neon repair on first and second floors.

     14. Exterior neon signage needs to be repaired to eliminate burned out sections including letters illuminating Palace Casino.

                                 SCHEDULE 3.5

               Allocation of a Portion of the Purchase Price as
               ------------------------------------------------
                      to Certain Parcels of Real Property
                      -----------------------------------

Triplett Property:                                $    75,000
Off-Site 4.5 Acre Improved Parking Lot            $   300,000
Casino and related personal property              $13,875,000
 excluding Financed Property

Legal Description of Triplett Property:

THAT CERTAIN PARCEL OF LAND located in the City of Biloxi, Harrison County, Mississippi, being 74 feet North and South 65 feet East and West, and being bounded on the South by property now or formerly of Ewing; on the East by property of Cruso; on the North by property of Toche; and on the West by Seymour Lane; being part of Lot 4, Block 14, SUMMERVILLE ADDITION to the City of Biloxi, according to the official map or plat thereof on file and of record in Copy Plat Book 1, at page 11, in the office of the Chancery Clerk of Harrison County, Mississippi; said Lot is also described as Parcel No. 24, Block 14, Page 236 of the official Tax Records of Biloxi, Mississippi.

                                 SCHEDULE 5.2

                                 SCHEDULE 5.2

                            PERMITTED ENCUMBRANCES


1. Loftin property        Mortgage in favor of Peoples Bank, $123,000 principal
                          balance, five year term, 6% annum.

                                 SCHEDULE 5.6

                    Employment Contracts and Benefit Plans
                    --------------------------------------

Employment Contracts:
---------------------

Between Maritime Group, Ltd. And Palace Casinos, Inc. and Dual Cooper dated August 5, 1996.

Vacation Benefits:
------------------

Employees are entitled to vacation benefits under Maritime Group, Ltd.'s vacation policy on the following schedule:

     One year of service         -       five days paid vacation
     Two years of service        -       ten days paid vacation
     Three years of service      -       ten days paid vacation
     Four years of service       -       fifteen days paid vacation

As of September 1996, Maritime Group, Ltd. Has $44,599 in accrued vacation pay.

Medical Insurance Benefits:
---------------------------

(through September 30, 1996)
Blue Cross & Blue Shield covering employees

(from October 1, 1996 on)
Self insured through Pomeroy & Pomeroy

                      [Table of Miscellaneous Inventory]

                               SCHEDULE 2.1(f)

                               EXHIBIT 2(1)(h)

TELEPHONE NUMBERS USED:       (601) 432-8888
                              (601) 436-4200

                                SCHEDULE 2.2(a)

                              MARITIME GROUP LTD.
                               SUMMARY OF LEASES

-------------------------------------------------------------------------------
Thomas, Tyron & Gary Gollott     Land Lease - Visitor Center        $7,000.00
P.O. Box 468
Biloxi, MS 39533
-------------------------------------------------------------------------------
Fleuer De Lis Society            Building Lease - Support Services  $4,000.00
c/o Peoples Bank-Chevi Swetman
P.O. Box Drawer 529
Biloxi, MS 395533
-------------------------------------------------------------------------------
Gulf Central Seafoods, Inc.      Land Lease - Parking Lot           $28,500.00
P.O. Box 373
Biloxi, MS 39533
-------------------------------------------------------------------------------
Sea Products, Inc.               Land Lease - Parking Lot           $30,000.00
P.O. Box 1419
Biloxi, MS 39533
-------------------------------------------------------------------------------
Private Mini Storage             Storage                            289.00
3755 Airport Blvd.
Mobile, AL 36608
-------------------------------------------------------------------------------
Hancock Bank                     Copier Lease                       $370.00
P.O. Box 4019
Gulfport, MS 39502
-------------------------------------------------------------------------------
Taylor Properties                Warehouse                          $2,000.00
P.O. Box 1206
Biloxi, MS 39533
-------------------------------------------------------------------------------
Ford Motor Credit                Automotive Lease (2)               $1.147.72
P.O. Box 830339
Birmingham, AL 35283
-------------------------------------------------------------------------------
Pitney Bowes Credit Corporation  Postage Machine                    $156.00 (1)
P.O. Box 5151
Norwalk, CT 06856-5151
-------------------------------------------------------------------------------
Pitney Bowes Credit Corporation   Postage Machine                   $127.50 (1)
8375 Dix Ellis Trail - Ste 301
Jacksonville, FL 32256-1221
-------------------------------------------------------------------------------
                                                                    $80,042.22
-------------------------------------------------------------------------------
                                  (1) PAYMENTS ARE MADE
                                  QUARTERLY
-------------------------------------------------------------------------------

                               SCHEDULE 2.2 (b)

                              SOFTWARE INVENTORY

-------------------------------------------------------------------------------
NAME                                      USERS                 ??
-------------------------------------------------------------------------------
DOS                                       55                    8.2
-------------------------------------------------------------------------------
MSOFFICE                                  NETWORK               4.01
-------------------------------------------------------------------------------
MSWORD                                                          8
-------------------------------------------------------------------------------
EXCELL                                                          5
-------------------------------------------------------------------------------
MSPUB                                     2                     2
-------------------------------------------------------------------------------
MSWORKS                                   55
-------------------------------------------------------------------------------
HARVARD GRAPHICS                          1                     4
-------------------------------------------------------------------------------
NOVELL 3.12                               50                    3.12
-------------------------------------------------------------------------------
DAVINCHI MAIL                             60
-------------------------------------------------------------------------------
ACCESS                                                          1.1
-------------------------------------------------------------------------------
FOXPRO                                                          2.8
-------------------------------------------------------------------------------
DOS IBM                                   15                    8
-------------------------------------------------------------------------------
IGT                                       NETWORK
-------------------------------------------------------------------------------
LODGINGS                                  NETWORK
-------------------------------------------------------------------------------
MSPWRPOINT                                55
-------------------------------------------------------------------------------
MSMONEY                                   2
-------------------------------------------------------------------------------
LANTASTIC                                 15
-------------------------------------------------------------------------------
INFOGENESIS                               1
-------------------------------------------------------------------------------
ELITE400                                  30
-------------------------------------------------------------------------------
BACKUPEXEC                                1                     4.01
-------------------------------------------------------------------------------
OMNIPAGE                                  1
-------------------------------------------------------------------------------
COMMWORKS                                 1
-------------------------------------------------------------------------------
PCTOOLS                                   1
-------------------------------------------------------------------------------
FORMTOOL                                  11.0B
-------------------------------------------------------------------------------
SMARTLABE                                 2                     3
-------------------------------------------------------------------------------
PROBAR                                    1
-------------------------------------------------------------------------------
SHIVA                                     23.7.7
-------------------------------------------------------------------------------
SMARTCOM                                  1                     1
-------------------------------------------------------------------------------
ADP PC/PAYROLL                            2                     5.02
-------------------------------------------------------------------------------
PASSBOOK TICKETING SYSTEMS                1                     1
-------------------------------------------------------------------------------

                               EXHIBIT 2(2) (c)

                              MARITIME GROUP LTD.
                            FINANCING ARRANGEMENTS


Name & Address                                   Description
--------------                                   -------------

Bally Gaming Inc.
6601 South Bermuda Road
Las Vegas, Nevada 89110-3605                     Slot Machines

International Gaming Technology
P.O. Box 10580
Reno, Nevada 89510-0580                          Slot Machines

Mikhon Gaming Corporation
1045 Palms Airport Drive
Las Vegas, Nevada 89119                          Neon Signs

NEC America, Inc.
365 West Passaic Street
Rochelle Park, NJ 07662                          Phone Equipment

IBM Credit Corporation
290 Harbor Drive
Stamford, CT 06904                               Point of Sale System

Peoples Bank
P.O. Box Drawer 529
Biloxi, MS 39530                                 Mortgage on Property Adjacent
                                                 to the Casino

Ford Motor Credit Company
P.O. Box 830339
Birmingham, AL 35283-0339                        Van

                                                 Total Payments

(1) Estimate based upon pro rata number of machines remaining
(2) Includes payment of those machines removed from the floor (approx. 50)
(3) Includes a $1 purchase option at the end of the Agreement



                                Schedule 2.3(h)
                         Excluded Insurance Policies
                         ---------------------------


Insurance                          Type of                  Policy
Company                            Coverage                 Numbers
---------                          --------                 --------
Scottsdale Ins.  Co.               General Liability        CGS 012801
                                                            CAS 040831
                                                            CLS 0367962
Miss.  Windstorm
Underwriters Ass'n                  Wind                    CPF 757004

USF&G                               Property                CPR 300254460-01

Hartford Steam Boiler &
Inspection Co.                      EDP                     CSI 944368301

Fidelity & Deposit Ins.  Co.        Crime                   CCP 0007812-01

Westchester Fire Ins.  Co.          Umbrella                CUA 102877-0

Lloyds/St. Paul                     Hull/Equipment          Binder No. AGJ 1010
(includes the following:)
Reliance Ins.  Co.                  Equipment
William H. McGee & Co.              Equipment
Navigators Ins.  Co.                Equipment
John Plumer & Parnter Ltd.          Hull and P&I
St. Paul Fire & Marine Ins. Co.     Hull and P&I